Exhibit 99

                            Americana Publishing, Inc. Completes Acquisition of Online Movie Rental Company
                                                                - - - -

  Company Says Acquisition of Action Media Group, LLC DBA Coreflix™ Will Accelerate Plans to Enter Lucrative, Online Movie Rental and
                                                          Book On CD Business

ALBUQUERQUE, N.M., April 20, 2004 -- Americana Publishing, Inc. (OTC Bulletin Board: APBH) said today it has completed the acquisition of the assets of Action Media Group, LLC DBA Coreflix™.  Terms of the proposed all-stock acquisition were not disclosed.

Launched a year ago, Coreflix™ was the first action sports DVD rental website, marking a new distribution option for the action sports entertainment industry.

"A critical element of our business plan when we established our Americana Entertainment, Ltd. subsidiary last year was to enter the online movie rental business and take advantages of the synergies of our core audio book publishing business," said George Lovato,
Jr., chairman and CEO of Americana Publishing, Inc. "Coreflix™ will allow us to hit the ground running with an established entity that has carved out a very attractive niche in the burgeoning field."

Developed to meet a growing demand for action sports DVDs, Coreflix™, through its rent, ride, return program, provides consumers with more than 400 action and "extreme" sports DVD titles for a fixed monthly fee with no due dates and no late fees. DVDs arrive to members in pre-addressed return mailers with return postage provided.

"While the online movie rental industry is currently dominated by NetFlix, we believe there is still a great deal of opportunity for a firm such as ours," said Lovato. "With the continued proliferation of the Internet and a better understanding of the hassle free nature of online renting, the market continues to grow at a very healthy pace.

"Aside from its unique concept, what originally attracted us to Coreflix™ was its outstanding backend operations," Lovato said.  "The company has the capacity to vastly increase current volume which will allow us to expand offerings to additional niche markets as well as become highly competitive in the general, mainstream DVD rental market. Additionally, we will utilize that advanced backend system to enhance the facilitation of our book on CD rental business."

Coreflix's™ current action sports offerings include surfing, skateboarding, snowboarding, BMX and wakeboarding, which have a combined
U.S. participant pool in excess of 28 million.

Americana Publishing, Inc. formed its Americana Entertainment, Ltd. (AEL) subsidiary last summer. AEL consists of two divisions, a video/DVD distribution company and a movie production arm.

ABOUT AMERICANA PUBLISHING, INC.

Americana Publishing, Inc. is a vertically integrated multimedia publishing company whose primary business is publishing and selling audio books, print books and electronic books in a variety of genres. Sales of its products are conducted through the Internet as well as through a distribution network of more than 35,000 retail stores, libraries and truck stops.

Safe Harbor Statement: This press release contains forward-looking statements that involve risks, uncertainties and assumptions that, if they never materialize or if they prove incorrect, could cause the results of Americana Publishing, Inc. to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward- looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in the reports filed by Americana Publishing, Inc. with the Securities and Exchange Commission. Americana
Publishing, Inc. assumes no obligation to, and does not intend to, update these forward-looking statements.

Contact: George Lovato, Jr. 505-265-6121